SECOND AMENDMENT TO
KAMAN CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of January 1, 2019)

THIS AMENDMENT is made by Kaman Corporation (the “Corporation”) for the purpose of delegating authority for administrative duties under the Kaman Corporation Employee Stock Purchase Plan.

WITNESSETH:

WHEREAS, the Corporation originally adopted the Kaman Corporation Employee Stock Purchase Plan on February 28, 1989, which was amended and restated effective as of January 1, 2019 and most recently amended on November 12, 2018 (the “Plan”); and

WHEREAS, the Corporation reserved the right, in Section 14 of the Plan, to amend the Plan; and

NOW THEREFORE, the Corporation hereby amends the Plan, effective as of the date set forth below, in the following particulars:

1. Section 2.3(k) is deleted in its entirety and replaced with the following:

“(k) To delegate to any person or persons the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan, including the delegation of administrative duties as provided under Section 15.11 of the Plan.”

2. A new Section 15.11 is added to the Plan as follows:

“15.11 Delegation of Administrative Authority. The Committee hereby delegates to the Company’s Chief Human Resources Offer or executive directly responsible for corporate human resources (“CHRO”) all authority necessary or desirable to administer the Plan, including the authority to delegate all or any portion of the delegated authorities under this Section 15.11; provided, however, that only the Committee may change the eligibility requirements to participate in the Plan or the maximum amount that may be contributed to the Plan. Without limiting the foregoing, the CHRO is hereby directed to (i) administer Purchase Rights under the Plan, (ii) determine whether any Participant has violated any terms and conditions of the Plan so as to warrant cancellation of a Purchase Right, (iii) correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or appropriate consistent with applicable law, (iv) to establish, amend, waive and revoke procedures that it deems necessary for the administration of the Plan, and (v) maintain appropriate records and establish necessary procedures related to the Plan.”

3. Except as amended herein, the terms, conditions and provisions of the Plan, as amended, are confirmed and remain unchanged. Capitalized terms not defined herein shall have the same meaning as provided under the terms of the Plan.

IN WITNESS WHEREOF, Kaman Corporation has caused this Second Amendment to be executed on its behalf by its duly authorized officer this 15th day of November 2021.

ATTEST:		KAMAN CORPORATION

By:	/s/ Richard S. Smith, Jr.	By:	/s/ James G. Coogan
	Richard S. Smith, Jr.		James G. Coogan
	Vice President, Deputy GC and		Senior Vice President and
	Secretary		Chief Financial Officer